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                                                                     EXHIBIT 5.1

[BAKER BOTTS L.L.P. LOGO]                     ONE SHELL PLAZA       AUSTIN
                                              910 LOUISIANA         BAKU
                                              HOUSTON, TEXAS        DALLAS
                                              77002-4995            HOUSTON
                                              713.229.1234          LONDON
                                              FAX 713.229.1522      MOSCOW
                                                                    NEW YORK
                                                                    WASHINGTON

May 18, 2004


Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas  77057

Ladies and Gentlemen:

            As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Pride International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 400,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable pursuant to the Pride International, Inc. 2004 Directors' Stock Incentive Plan (the "Plan"), certain legal matters in connection with the Shares are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

            In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Plan, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

            On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

            1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware.

            2. When issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee thereof as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance

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[BAKER BOTTS L.L.P. LOGO]

Pride International, Inc.                                           May 18, 2004

      and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

            The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Baker Botts L.L.P.